UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2010
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2361 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On June 10, 2010, Peerless Systems Corporation (the “Company”) issued a press release announcing results for the fiscal quarter ended April 30, 2010. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 8.01.  Other Events

On June 10, 2010 the Company issued a press release announcing that its 2010 annual meeting of stockholders will be held on June 23, 2010.  Stockholders of record as of the close of business on May 19, 2010 will be entitled to vote at the meeting.  The Company also announced that its Board of Directors had increased the number of directors from five to seven, effective as of the annual meeting date, and that Edward Ramsden and Jeffrey Wald had been nominated for election at the annual meeting, along with the five current directors. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 8.01 and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated June 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: June 10, 2010	By:	/s/ William Neil
		Name:	William Neil
		Title:	Acting Chief Executive Officer and Chief Financial Officer